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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Quality Food Centers, Inc. on Form S-8 dated January 16, 1997, of our report dated March 20, 1996, incorporated by reference in the Annual Report on Form 10-K of Quality Food Centers, Inc. for the year ended December 30, 1995.

DELOITTE & TOUCHE LLP

Seattle, Washington
January 16, 1997